UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/14/2007

DIRT Motor Sports, Inc. d/b/a World Racing Group
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 14, 2007, DIRT Motor Sports, Inc. (the "Corporation") received Consent Agreements from holders of 100% of the issued and outstanding shares of Series D Preferred Stock of the Corporation, representing 17,684 shares. Under the terms of the Consent Agreement, each holder will receive 3,000 shares of Common Stock of the Corporation for each share of Series D Preferred Stock held by such holder, or shares of the Corporation's Series E Preferred Stock, convertible into an equivable number of shares of Common Stock (the "Series D Exchange"). As a result of the Series D Exchange, the Corporation eliminated approximately $53.1 million in liquidation preference associated with the Series D Preferred Stock, and approximately $800,000 in accrued dividends, and will issue approximately 53.1 shares of Common Stock or Common Stock issuable upon conversion of Series E Preferred Stock.

Additionally, in connection with the execution of the Consent Agreement, all warrants held by each holder of the Corporation's Series D Preferred Stock were surrendered and cancelled, and each such holder received two shares of the Corporation's Common Stock for every three warrants held by such holder (the "Warrant Exchange"). As a result of the cancellation of warrants, the Corporation will issue approximately 4.9 million shares of Common Stock, or Common Stock issuable upon conversion of Series E Preferred Stock.

Item 3.02.    Unregistered Sales of Equity Securities

In connection with the Series D Exchange and Warrant Exchange, the Corporation issued approximately 57.7 shares of Common Stock, or Common Stock issuable upon conversion of Series E Preferred Stock.

No underwriters were involved in the Series D Exchange or the Warrant Exchange. The securities issued in connection with the Series D Exchange and the Warrant Exchange were issued in private transactions, in reliance on an exemption from registration under Section 3(a)(9) and/or Section 4(2), as applicable, of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder. All of the securities issued by the Corporation in the Series D Exchange and the Warrant Exchange were acquired by accredited investors, for investment purposes only and not with a view toward the public distribution thereof. Each certificate representing the shares of Common Stock and Series E Convertible Preferred Stock bears a legend indicating that such securities have not been registered under the Securities Act and that they are subject to specified restrictions on transferability. The Series D Exchange and Warrant Exchange were conducted by the Corporation without any general solicitation or advertising.

Item 7.01.    Regulation FD Disclosure

See Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRT Motor Sports, Inc. d/b/a World Racing Group

Date: December 19, 2007	By:	/s/ Brian M. Carter
Brian M. Carter
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.01	Form of Consent